July 9, 2026

FOR IMMEDIATE RELEASE
Contact:
Aircastle (Ireland) DAC (US)
Jim Connelly, SVP ESG & Corporate Communications
Tel: +1-203-504-1871
jconnelly@aircastle.com

Aircastle Announces First Quarter 2026 Results

Highlights for the Three Months Ended May 31, 2026
•Total revenues of $236 million and net income of $34 million
•6% increase in lease rental revenue compared to first quarter 2025
•Adjusted EBITDA(1) of $208 million
•Acquired 4 aircraft for $117 million
•Sold 5 aircraft and other flight equipment for proceeds of $114 million and gains on sales of $11 million
•New technology aircraft comprised 52% of our fleet's net book value as of May 31, 2026

Liquidity
•Raised $1 billion in new financings: $650 million unsecured senior notes at 5.000% and a $375 million unsecured term loan with 4 lenders; term loan is expandable to $425 million
•98% of total debt is unsecured as of May 31, 2026
•Adjusted net debt-to-equity of 2.2 times as of May 31, 2026
•Total liquidity of $2.6 billion as of July 1, 2026, which includes $2.0 billion of undrawn facilities, $0.5 billion of projected adjusted operating cash flows and sales through July 1, 2027, and $0.1 billion of unrestricted cash
•270 unencumbered aircraft and other flight equipment with a net book value of $8.3 billion

________________________________________
(1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

Mike Inglese, Aircastle’s CEO, stated, “Over the past several months, we've seen conflict-related fuel prices challenge airline profitability, yet our customers are finding ways to manage costs. Despite this challenge to the sector, supply shortages have aviation investors seeing consistently high values for aircraft and engines. Favorable rental revenues and gains on sales enabled us to complete our first quarter of 2026 with $34 million in net income.”

Mr. Inglese concluded, “As the aviation finance market continues to mature, we're demonstrating our ability to quickly source liquidity. We sourced over $1 billion in new financings during the first quarter. With a proven track record and the shareholder support we receive from Marubeni Corporation and Mizuho Leasing, we look forward to deploying capital in 2026 with a disciplined strategy focused on profitability.”
Aviation Assets
As of May 31, 2026, Aircastle owned 274 aircraft and other flight equipment having a net book value of $8.4 billion and managed an additional 5 aircraft.

Owned Aircraft	As of May 31, 2026	As of May 31, 2025
	(Dollars in millions)
Net Book Value of Flight Equipment	$8,412	$8,149
Net Book Value of Unencumbered Flight Equipment	$8,296	$8,029
Number of Aircraft	274	264
Number of Unencumbered Aircraft	270	260
Number of Lessees	72	77
Number of Countries	43	47
Weighted Average Age (years)(1)	9.2	8.9
Weighted Average Remaining Lease Term (years)(1)	5.3	5.6
Weighted Average Fleet Utilization during the First Quarter(2)	97.9%	99.5%

Managed Aircraft
Number of Managed Aircraft(3)	5	8
_______________
(1)Weighted by Net Book Value.
(2)Aircraft on lease as a percentage of total days in period weighted by net book value.
(3)Number of managed aircraft as of May 31, 2026. includes 4 aircraft owned by our joint venture with Mizuho Leasing.
Conference Call
Following this press release, management will host a conference call on Thursday, July 9, 2026, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing 1 (800) 836-8184 (from within the U.S. and Canada) or +1 (646) 357-8785 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name “Aircastle” when prompted by the operator.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call.

About Aircastle Limited
Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of May 31, 2026, Aircastle owned and managed 279 aircraft leased to 72 airline customers located in 43 countries.
Safe Harbor
All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “enables,” “intends,” “plans,” “positions,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results being materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	May 31, 2026	February 28, 2026
	(Unaudited)
ASSETS
Cash and cash equivalents	$440,922	$179,889
Accounts receivable	21,495	18,239
Flight equipment held for lease, net	8,146,241	8,267,353
Net investment in leases, net	265,915	267,085
Unconsolidated equity method investment	31,638	47,540
Other assets	260,524	209,680

Total assets	$9,166,735	$8,989,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings, net	$111,592	$112,355
Borrowings from unsecured financings, net	5,288,395	5,139,411
Accounts payable, accrued expenses and other liabilities	445,606	381,274
Lease rentals received in advance	56,593	63,514
Security deposits	68,363	65,424
Maintenance payments	581,440	560,157
Total liabilities	6,551,989	6,322,135

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at May 31, 2026 and February 28, 2026	—	—
Common shares, $0.01 par value, 250,000,000 shares authorized, 17,840 shares issued and outstanding at May 31, 2026 and February 28, 2026	—	—
Additional paid-in capital	2,378,774	2,378,774
Retained earnings	235,972	288,877
Total shareholders’ equity	2,614,746	2,667,651
Total liabilities and shareholders’ equity	$9,166,735	$8,989,786

Aircastle Limited and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended May 31,
	2026	2025
Revenues:
Lease rental revenue	$194,580	$183,043
Direct financing and sales-type lease revenue	5,438	5,142
Amortization of lease premiums, discounts and incentives	391	2,766
Maintenance revenue	24,158	38,132

Total lease revenue	224,567	229,083
Gain on sale or disposition of flight equipment	10,866	30,289
Other revenue	97	472

Total revenues	235,530	259,844

Operating expenses:
Depreciation	92,828	95,816
Interest, net	71,216	68,841
Selling, general and administrative	21,576	20,691
Provision for credit losses	(183)	142
Impairment of flight equipment	3,361	5,066
Maintenance and other costs	5,292	4,244

Total operating expenses	194,090	194,800

Other expense:
Loss on extinguishment of debt	—	(2,973)
Other	(494)	(456)

Total other expense	(494)	(3,429)

Income from continuing operations before income taxes and earnings of unconsolidated equity method investment	40,946	61,615
Income tax provision	7,526	12,721
Earnings of unconsolidated equity method investment, net of tax	198	393

Net income	$33,618	$49,287

Net income available to common shareholders	$33,618	$49,287

Total comprehensive income available to common shareholders	$33,618	$49,287

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended May 31,
	2026	2025
Cash flows from operating activities:
Net income	$33,618	$49,287
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	92,828	95,816
Amortization of deferred financing costs	4,777	4,470
Amortization of lease premiums, discounts and incentives	(391)	(2,766)
Deferred income taxes	6,980	7,979
Collections on net investment in leases	1,353	1,517
Security deposits and maintenance payments included in earnings	(2,480)	(27,149)
Gain on sale or disposition of flight equipment	(10,866)	(30,289)
Loss on extinguishment of debt	—	2,973
Impairment of flight equipment	3,361	5,066
Provision for credit losses	(183)	142
Distributions from unconsolidated equity method investment	10,427	—
Other	—	(394)
Changes in certain assets and liabilities:
Accounts receivable	(779)	(1,720)
Other assets	(9,639)	1,267
Accounts payable, accrued expenses and other liabilities	(24,293)	19,999
Lease rentals received in advance	(7,052)	1,674
Net cash and cash equivalents provided by operating activities	97,661	127,872
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(107,422)	(479,614)
Proceeds from sale or disposition of flight equipment	113,913	226,752
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	4,800	2,751
Distributions from unconsolidated equity method investment in excess of earnings	5,475	—
Other	(204)	936

Net cash and cash equivalents provided by (used in) investing activities	16,562	(249,175)
Cash flows from financing activities:
Proceeds from secured and unsecured debt financings	1,022,634	725,000
Repayments of secured and unsecured debt financings	(870,840)	(647,442)
Deferred financing costs	(8,350)	(6,106)
Security deposits and maintenance payments received	31,257	39,932
Security deposits and maintenance payments returned	(17,391)	(24,403)
Dividends paid	(10,500)	(21,500)
Net cash and cash equivalents provided by financing activities	146,810	65,481
Net increase (decrease) in cash and cash equivalents	261,033	(55,822)
Cash and cash equivalents at beginning of period	179,889	279,052

Cash and cash equivalents at end of period	$440,922	$223,230

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended May 31,
	2026	2025
Net income	$33,618	$49,287
Depreciation	92,828	95,816
Amortization of lease premiums, discounts and incentives	(391)	(2,766)
Interest, net	71,216	68,841
Income tax provision	7,526	12,721

EBITDA	$204,797	$223,899
Adjustments:
Impairment of flight equipment	3,361	5,066
Loss on extinguishment of debt	—	2,973
Adjusted EBITDA	$208,158	$231,938

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.